                                                                EXHIBIT 99(a)(4)


                              TABLE OF CONTENTS TO
                               RESTATED BY-LAWS OF
                              TAUBMAN CENTERS, INC.
                (Reflecting amendments through December 10, 2002)

                                                                            Page
                                                                            ----

ARTICLE I Meetings of Shareholders.............................................3
   Section 1.01. Place of Meetings.............................................3
   Section 1.02. Annual Meeting................................................3
   Section 1.03. Special Meetings..............................................3
   Section 1.04. Notice of Meetings............................................3
   Section 1.05. Inspectors of Election........................................4
   Section 1.06. Notice of Shareholder Business and Nominations................4
   Section 1.07. Quorum and Adjournment........................................6
   Section 1.08. Vote of Shareholders..........................................6
   Section 1.09. Proxies.......................................................6
   Section 1.10. Organization of Shareholders' Meetings........................7

ARTICLE II Determination of Voting, Dividend, and Other Rights.................7

ARTICLE III Directors..........................................................8
   Section 3.01. General Powers................................................8
   Section 3.02. Number, Qualifications, and Term of Office....................8
   Section 3.03. Place of Meetings.............................................8
   Section 3.04. Annual Meeting................................................8
   Section 3.05. Regular and Special Meetings..................................9
   Section 3.06. Quorum and Manner of Action...................................9
   Section 3.07. Compensation..................................................9
   Section 3.08. Removal of Directors..........................................9
   Section 3.09. Resignations..................................................9
   Section 3.10. Vacancies....................................................10
   Section 3.11. Organization of Board Meeting................................10

ARTICLE IV Committees.........................................................10
   Section 4.01. Committees...................................................10
   Section 4.02. Regular Meetings.............................................10
   Section 4.03. Special Meetings.............................................10
   Section 4.04. Quorum and Manner of Action..................................11
   Section 4.05. Records......................................................11
   Section 4.06. Vacancies....................................................11

ARTICLE V Officers............................................................11
   Section 5.01. Officers.....................................................11
   Section 5.02. Term of Office and Resignation...............................11
   Section 5.03. Removal of Elected Officers..................................12
   Section 5.04. Vacancies....................................................12
   Section 5.05. Compensation.................................................12
   Section 5.06. The Chairman of the Board....................................12
   Section 5.07. The Vice Chairman of the Board...............................12
   Section 5.08. The President................................................12
   Section 5.09. The Chief Financial Officer..................................13


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   Section 5.10. The Vice President...........................................13
   Section 5.11. The Secretary................................................13
   Section 5.12. The Treasurer................................................13

ARTICLE VI Indemnification....................................................14
   Section 6.01. Indemnification..............................................14
   Section 6.02. Advancement of Expenses......................................14
   Section 6.03. Indemnification: Insurance...................................14
   Section 6.04. Indemnification: Constituent Corporations....................14

ARTICLE VII Share Certificates................................................15
   Section 7.01. Form; Signature..............................................15
   Section 7.02. Transfer Agents and Registrars...............................15
   Section 7.03. Transfers of Shares..........................................15
   Section 7.04. Registered Shareholders......................................15
   Section 7.05. Lost Certificates............................................16

ARTICLE VIII Miscellaneous....................................................16
   Section 8.01. Fiscal Year..................................................16
   Section 8.02. Signatures on Negotiable Instruments.........................16
   Section 8.03. Dividends....................................................16
   Section 8.04. Reserves.....................................................16
   Section 8.05. Seal.........................................................17
   Section 8.06. Corporation Offices..........................................17
   Section 8.07. Notices and Waivers of Notice................................17

ARTICLE IX Amendments.........................................................18
   Section 9.01. Power to Amend...............................................18

ARTICLE X Control Shares......................................................18

                                RESTATED BY-LAWS
                                       OF
                              TAUBMAN CENTERS, INC.
                (Reflecting amendments through December 10, 2002)


                                   ARTICLE I

                            Meetings of Shareholders
                            ------------------------

     Section 1.01. Place of Meetings.

          Annual and special meetings of the shareholders shall be held at such place within or outside the State of Michigan as may be fixed from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 1.02. Annual Meeting.

          The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Chairman of the Board, or the Vice Chairman of the Board or the President or the board of directors shall designate, and at such hour as may be named, in the notice of said meeting. If the election of directors shall not be held on the date so designated for any annual meeting or at any adjournment of such meeting, the board of directors shall cause the election to be held at a special meeting as soon thereafter as it conveniently may be held.

     Section 1.03. Special Meetings.

          A special meeting of the shareholders may be called at any time and for any purpose or purposes by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President or any two directors, or by a shareholder or shareholders holding of record shares entitled to at least twenty-five percent (25%) of all the votes entitled to be cast by the holders of all outstanding capital stock of the corporation entitled to vote at such meeting.

     Section 1.04. Notice of Meetings.

          A written notice of the place, date, hour, and purposes of each meeting, whether annual or special, and any adjournment thereof, shall be given personally or by mail to each shareholder entitled to vote thereat at least ten
(10) but not more than sixty (60) days prior to the meeting unless a shorter time is provided by the Michigan Business Corporation Act and is fixed by the board of directors. The notice of any special meeting shall also state by or at whose direction it is being issued. If, at any meeting, whether annual or special, action is proposed to be taken which would, if taken, entitle shareholders fulfilling requirements of law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. If any notice, as provided in this Section 1.04 is mailed, it shall be directed to the shareholder in a postage prepaid envelope at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

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     Section 1.05. Inspectors of Election.

          The board of directors, or any officer or officers duly authorized by the board of directors, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any facts or matters found or determined by them and execute a certificate with respect thereto.

     Section 1.06. Notice of Shareholder Business and Nominations.

          (A) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this by-law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law.

              (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph
(A)(1) of this by-law, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

              (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this by-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

          (B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting or by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this by-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice required by paragraph (A)(2) of this by-law shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

          (C) General. Only such persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this by-law. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this by-law and, if any proposed nomination or business is not in compliance with this by-law, to declare that such defective proposal or nomination shall be disregarded. For purposes of this by-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          Notwithstanding the foregoing provisions of this by-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing in this by-law shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

     Section 1.07. Quorum and Adjournment.

          Unless a greater or lesser quorum is provided by statute or in the articles of incorporation, shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting. The shareholders present in person or by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. By a vote of the shares present, even if less than a quorum, the meeting may be adjourned to another place and time for a period not exceeding thirty
(30) days in any one case. No notice of the time and place of adjourned meetings need be given except as required by law. At an adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called.

     Section 1.08. Vote of Shareholders.

          Each share of outstanding capital stock shall entitle its holder to the voting rights set forth in the articles of incorporation. All elections of directors shall be by a plurality vote of the shareholders entitled to vote at such meeting of shareholders. Whenever any corporate action is to be taken by vote, other than the election of directors, it shall, except as otherwise required by statute, by the articles of incorporation, or by these by-laws, be authorized by two-thirds (2/3(rds)) of all the votes entitled to be cast by the holders of all outstanding capital stock entitled to vote on the action. Directors shall be elected if approved by a plurality of the votes cast at an election.

     Section 1.09. Proxies.

          Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be in writing and signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of three (3) years from the date thereof unless otherwise provided in the proxy.

     Section 1.10. Consents.

          To the extent permitted by law, any action required or permitted to be taken by the holders of any class or series of capital stock authorized under the articles of incorporation to vote by non-unanimous written consent may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by shareholders holding a sufficient number of shares to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to the holders of the relevant class or series of capital stock who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

     Section 1.11. Organization of Shareholders' Meetings.

          At every meeting of the shareholders, the Chairman of the Board, or in his absence, the Vice Chairman of the Board, or in his absence, the President, or in his absence, a Vice President, or in the absence of the Chairman of the Board, the President and Vice President, a chairman chosen by a majority in interest of the shareholders of the corporation present in person or by proxy and entitled to vote, shall act as chairman; and the Secretary, or in his absence any person appointed by the chairman, shall act as secretary.



                                   ARTICLE II


                            Determination of Voting,
                            ------------------------
                           Dividend, and Other Rights
                           --------------------------

          For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than thirty (30) days prior to any other action. If a record date is so fixed, such shareholders and only such shareholders as shall be shareholders of record on that date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise to be recognized as shareholders for the purpose of any other action, notwithstanding any transfer of any shares on the books of the corporation after any such record date so fixed.



                                  ARTICLE III


                                    Directors
                                    ---------

     Section 3.01. General Powers.

          The business and all the powers of the corporation, and the stock, property, and affairs of the corporation, except as otherwise provided by the articles of incorporation, the by-laws, or by statute, shall be managed by the board of directors.

     Section 3.02. Number, Qualifications, and Term of Office.

          Except when the Corporation's articles of incorporation require the board to consist of a fixed number of directors, the board of directors shall consist of that number of directors established from time to time by the board of directors, provided that the board cannot reduce the number of directors below its then current size except upon the expiration of the term of one or more directors or the death, resignation, or removal of a director. Except as otherwise required by the articles of incorporation, the directors, who need not be shareholders, shall be divided into three classes that shall be as nearly equal in number as is possible. At each annual meeting of shareholders, one class of directors shall be chosen for a full three year term and until their successors shall be duly elected and qualified or, if earlier, until death, resignation or removal.

          If satisfied immediately following the most recent election or appointment of directors, any requirement under the articles of incorporation or these by-laws regarding the number of directors who must be "independent" shall be deemed to be satisfied until the next annual meeting of shareholders, notwithstanding the occurrence of one or more vacancies on the board of directors occurring between meetings of shareholders.

     Section 3.03. Place of Meetings.

          Meetings of the board of directors, annual or special, shall be held at any place within or outside the State of Michigan as may from time to time be determined by the board of directors.

     Section 3.04. Annual Meeting.

          The board of directors shall meet as soon as practicable after each annual election of directors for the purpose of organization, election of officers, and the transaction of other business, on the same day and at the same place at which the shareholders' meeting is held. Notice of such meeting need not be given. Such meeting may be held at such other time and place as shall be specified in a notice to be given as hereinafter provided for special meetings of the board of directors, or according to consent and waiver of notice thereof signed by all directors.

     Section 3.05. Regular and Special Meetings.

          Regular (i.e., previously scheduled by action of the board of directors) meetings of the board of directors may be held with or without notice. Special meetings of the board of directors shall be held whenever called by any director. Notice of any special meeting, and any adjournment thereof, stating the place, date, hour and purpose of the meeting, shall be provided to each director, not later than forty-eight (48) hours prior to the day on which the meeting is to be held. Unless limited by statute, the articles of incorporation, these by-laws, or the terms of the notice thereof, any and all business may be transacted at any special meeting.

     Section 3.06. Quorum and Manner of Action.

     Section 3.07. A majority of the directors in office at the time of any meeting of the board of directors, present in person or by means of telephonic conference, shall be necessary and sufficient to constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors in office shall be required for the approval of all actions to be taken by the board of directors, except as otherwise required by statute or the articles of incorporation and except for adjournment. A majority of the directors present, regardless of whether a quorum is present, may adjourn any meeting to another place and time for a period not exceeding thirty (30) days in any one case. If all of the directors severally or collectively consent in writing to any act taken or to be taken by the corporation, such action shall be valid corporate action as though it had been authorized at a meeting of the board of directors.Compensation.

          Each independent director shall be paid such directors' fees and fixed sums and expenses for attendance at each annual, regular or special meeting of the board of directors or committees of the board of directors as the board of directors by resolution so determines; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 3.08. Removal of Directors.

          By a vote of two-thirds (2/3(rds)) of all the votes entitled to be cast by the holders of all outstanding capital stock entitled to vote, the shareholders may remove one or more or all of the directors from office for or without cause.

     Section 3.09. Resignations.

          Any director may resign at any time by giving written notice to the board of directors, the Chairman of the Board, the Vice Chairman, the President, or the Secretary of the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.10. Vacancies.

          Any vacancies occurring on the board of directors by reason of death, resignation, retirement, disqualification, removal, or an increase in the size of the board of directors shall be temporarily filled by the board of directors then in office. Except as provided in the next sentence, unless a successor director is elected by a vote of the shareholders, any director elected by the board of directors to fill a vacancy temporarily shall hold office for the unexpired portion of the term of his predecessor. If a director is elected by the directors in order to fill a vacancy created as a result of an increase in the size of the board of directors, then such director shall have an initial term equal to the remaining term of the class of directors that such director is placed in pursuant to the resolution of the board of directors adopted pursuant to Section 3.02 of these by-laws.

     Section 3.11. Organization of Board Meeting.

          At each meeting of the board of directors, the Chairman, or in his absence, the Vice Chairman, or in his absence, the President, if he is a director, or in his absence, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary, or in his absence, any person appointed by the chairman, shall act as secretary of the meeting.



                                   ARTICLE IV


                                   Committees
                                   ----------

     Section 4.01. Committees.

          The corporation may have such committees as the board of directors shall by resolution from time to time determine, which shall have such powers and authority as are designated by the board of directors.

     Section 4.02. Regular Meetings.

          Regular meetings of a committee shall be held without notice at such time and at such place as shall from time to time be determined by resolution of the committee. In case the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding day, not a legal holiday, at the same hour.

     Section 4.03. Special Meetings.

          Special meetings of a committee shall be held wherever called by the chairman of the committee. Notice of any special meeting and any adjournment thereof shall be provided not later than the second (2nd) day before the day on which the meeting is to be held. Notice of any meeting of a committee need not be given to any member who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Unless limited by statute, the articles of incorporation, these by-laws, or the terms of the notice thereof, any and all business may be transacted at any special meeting of the committee.

     Section 4.04. Quorum and Manner of Action.

          A majority of the members of a committee in office at the time of any regular or special meeting of the committee present in person or by means of telephonic conference shall constitute a quorum for the transaction of business. The vote of a majority of the members shall be the act of the committee. Any member of a committee may require that action proposed to be taken by the committee instead be submitted to the board of directors for its consideration and action. A majority of the members present, whether or not a quorum is present, may adjourn any meeting to another time and place. No notice of an adjourned meeting need be given.

     Section 4.05. Records.

          A committee shall keep minutes of its proceedings and shall submit the same from time to time to the board of directors. The Secretary of the corporation, or in his absence an assistant secretary, shall act as secretary to the committee; or the committee may in its discretion appoint its own secretary.

     Section 4.06. Vacancies.

          Any newly created memberships and vacancies occurring in a committee shall be filled by resolution adopted by a majority of the entire board of directors.



                                   ARTICLE V


                                    Officers
                                    --------

     Section 5.01. Officers.

          The elected officers of the corporation shall be a Chairman of the Board, a President, a Chief Financial Officer, a Secretary, a Treasurer, and, if the board of directors so determines, one or more Vice Chairman of the Board and Vice Presidents. The board of directors may also appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the corporation. Any two or more offices, whether elective or appointive, may be held by the same person, except that an officer shall not execute, acknowledge or verify any instrument in more than one capacity if the instrument is required by law or the articles of incorporation or the by-laws to be executed, acknowledged or verified by two or more officers.

     Section 5.02. Term of Office and Resignation.

          So far as practicable, all elected officers shall be elected at the first meeting of the board of directors following the annual meeting of shareholders in each year and, except as otherwise hereinafter provided, shall hold office until the first meeting of the board of directors following the next annual meeting of shareholders and until their respective successors shall have been elected or appointed and qualified. All other officers shall hold office during the pleasure of the board of directors. Any elected or appointed officer may resign at any time by giving written notice to the board of directors, the Chairman, the Vice Chairman, the President, the Chief Financial Officer, or the Secretary of the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5.03. Removal of Elected Officers.

          Any officer may be removed at any time, with or without cause, by vote at any meeting of the board of directors.

     Section 5.04. Vacancies.

          If any vacancy shall occur in any office for any reason, the board of directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

     Section 5.05. Compensation.

          The compensation, if any, of all elected or appointed officers and agents of the corporation shall be fixed by the board of directors.

     Section 5.06. The Chairman of the Board.

          The Chairman of the Board (sometimes herein the "Chairman") shall preside at all meetings of the shareholders and board of directors and shall appoint all standing and special committees as are deemed necessary in the conduct of the business. The Chairman shall exercise any and all powers and perform any and all duties which are required by the by-laws and which the board of directors may additionally confer upon him.

     Section 5.07. The Vice Chairman of the Board.

          The Vice Chairman of the Board (sometimes herein the "Vice Chairman"), in the absence of the Chairman, shall preside at all meetings of the shareholders and board of directors. The Vice Chairman shall exercise any and all powers and perform any and all duties which are required by the by-laws and which the board of directors may additionally confer upon him.

     Section 5.08. The President.

          The President shall be the Chief Executive Officer and, if he is a director, in the absence of the Chairman and the Vice Chairman, preside at all meetings of the board of directors; and shall perform such other duties as are usually ascribed to that office. The President shall exercise any and all powers and perform any and all duties which are required by the by-laws and which the board of directors may additionally confer upon him.

     Section 5.09. The Chief Financial Officer.

          The Chief Financial Officer shall perform all necessary acts and duties in connection with the administration of the financial affairs of the corporation; and shall perform such other duties as are usually ascribed to that office. The Chief Financial Officer shall exercise any and all powers and perform any and all duties which are required by the by-laws and which the board of directors may additionally confer upon him.

     Section 5.10. The Vice President.

          The Vice President, if any, or if there is more than one Vice President, each Vice President, shall have such powers and discharge such duties as may be assigned to him from time to time by the board of directors.

     Section 5.11. The Secretary.

          The Secretary shall attend all meetings of the board of directors and the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the board of directors. He shall attend to the giving of notice of all meetings of the shareholders, and special meetings of the board of directors and committees thereof; he shall have custody of the corporate seal, if same is provided, and, when authorized by the board of directors, shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his signature or by the signatures of the Treasurer or an Assistant Secretary or an Assistant Treasurer. He shall keep an account for all books, documents, papers, and records of the corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates, and shall generally perform all the duties appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the President shall perform his duties.

     Section 5.12. The Treasurer.

          The Treasurer shall have the care and custody of all the funds of the corporation and shall deposit the same in such banks or other depositories as the board of directors, or any officer and agent jointly, duly authorized by the board of directors, shall, from time to time, direct or approve. He shall keep a full and accurate account of all monies received and paid on account of the corporation, and shall render a statement of his accounts whenever the board of directors shall require. In addition, he shall generally perform all duties usually appertaining to the office of Treasurer of a corporation. When required by the board of directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the board of directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Chief Financial Officer shall perform his duties.

                                   ARTICLE VI


                                 Indemnification
                                 ---------------

     Section 6.01. Indemnification.

          Subject to and in accordance with the provisions of the corporation's articles of incorporation, the corporation has the power to (and, if so provided in the corporation's articles of incorporation, shall) indemnify any person (and the heirs, executors, and administrators of any such person) against any loss, cost, damage, fine, penalty, or expense (including attorneys' fees) suffered, incurred, assessed, or imposed by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee, agent, partner, or trustee of another corporation, partnership, joint venture, trust, or other enterprise.

     Section 6.02. Advancement of Expenses.

          Subject to and in accordance with the corporation's articles of incorporation, expenses incurred in defending or settling a civil or criminal action, suit, or proceeding to which any person described in Section 6.01 is or was a party, or is or was threatened to be made a party, may (and, if so provided in the corporation's articles of incorporation, shall) be paid by the corporation in advance.

     Section 6.03. Indemnification: Insurance.

          The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is liable as a director of the corporation, or is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, regardless of whether the corporation would have power to indemnify him against such liability under the provisions of this Article VI.

     Section 6.04. Indemnification: Constituent Corporations.

          For the purposes of this Article VI, references to the corporation include all constituent corporations absorbed in a merger and the resulting or surviving corporation, so that a person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise shall (as shall his heirs, executors, and administrators) stand in the same position, under the provisions of this Article, with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                  ARTICLE VII


                               Share Certificates
                               ------------------

     Section 7.01. Form; Signature.

          The shares of the corporation shall be represented by certificates in such form as shall be determined by the board of directors and shall be signed by the Chairman, Vice Chairman, President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, and if a seal has been provided for the corporation, may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the corporation or its employee. In case any officer who has signed or whose facsimile has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

     Section 7.02. Transfer Agents and Registrars.

          The board of directors may, in its discretion, appoint one or more banks or trust companies in the State of Michigan and in such other state or states as the board of directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of the corporation; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

     Section 7.03. Transfers of Shares.

          Transfers of shares shall be made on the books of the corporation only upon written request by the person named in the certificate, or by his attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class, with duly executed assignment and a power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the corporation or its agents may reasonably require.

     Section 7.04. Registered Shareholders.

          The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law or contemplated by the articles of incorporation.

     Section 7.05. Lost Certificates.

          In case any certificate representing shares shall be lost, stolen, or destroyed, the board of directors, or any officer or officers duly authorized by the board of directors, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen, or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case the applicant for a substitute certificate shall furnish to the corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft, or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.



                                  ARTICLE VIII


                                  Miscellaneous
                                  -------------

     Section 8.01. Fiscal Year.

          The board of directors from time to time shall determine the fiscal year of the corporation.

     Section 8.02. Signatures on Negotiable Instruments.

          All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as from time to time may be prescribed by resolution of the board of directors, or may be prescribed by any officer or officers, or any officer and agent jointly, duly authorized by the board of directors.

     Section 8.03. Dividends.

          Except as otherwise provided in the articles of incorporation, dividends upon the shares of the corporation may be declared and paid as permitted by law in such amounts as the board of directors may determine at any annual or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the articles of incorporation.

     Section 8.04. Reserves.

          Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors deems conducive to the interest of the corporation; and in its discretion, the board of directors may decrease or abolish any such reserve.

     Section 8.05. Seal.

          The board of directors may, but need not, provide a corporate seal which shall consist of two concentric circles between which is the name of the corporation and in the center of which shall be inscribed "SEAL".

     Section 8.06. Corporation Offices.

          The registered office of the corporation shall be as set forth in the articles of incorporation. The corporation may also have offices in such places as the board of directors may from time to time appoint or the business of the corporation require. Such offices may be outside the State of Michigan.

     Section 8.07. Notices and Waivers of Notice.

          (A) Delivery of Notices. All notices to shareholders, directors and Board committee members shall be given (a) personally, (b) by mail (registered, certified or other first class mail, except where otherwise provided in the Michigan Business Corporation Act, with postage pre-paid), addressed to such person at the address designated by him or her for that purpose or, if none is designated, at his or her last known address, (c) by electronic transmission in a manner authorized by the person, or (d) as otherwise provided in the Michigan Business Corporation Act. In addition to any other form of notice to a shareholder permitted by the Articles of Incorporation, these By-Laws, or the Michigan Business Corporation Act, any notice given to a shareholder by a form of electronic transmission to which the shareholder has consented is effective. Notices to directors of or Board committee members may also be delivered at his or her office on the Corporation's premises, if any, or by express carrier, addressed to the address referred to in the first sentence of this Section. When a notice is required or permitted by the Michigan Business Corporation Act or these By-Laws to be given in writing, electronic transmission is written notice. Notices given pursuant to this Section 8.07 shall be deemed to be given when dispatched, or, if mailed, when deposited in a post office or official depository under the exclusive care and custody of the United States postal service; provided that when a notice or communication is permitted by the Michigan Business Corporation Act or these By-Laws to be transmitted electronically, the notice or communication is given when electronically transmitted to the person entitled to the notice or communication in a manner authorized by the person. Notices given by express carrier shall be deemed "dispatched" on the date and at the time the express carrier guarantees delivery of the notice. The Corporation shall have no duty to change the written or electronic address of any director, Board committee member or shareholder unless the Secretary receives notice in writing or by electronic transmission of such address change.

          (B) Waiver of Notices. Action may be taken without a required notice and without lapse of a prescribed period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in the case of a shareholder, his or her attorney-in-fact, submits a signed waiver or a waiver by electronic transmission of the requirements, or if such requirements are waived in such other manner permitted by applicable law. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of the meeting. A shareholder's attendance at a meeting (in person or by proxy) will result in both of the following:

          (i) Waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

          (ii) Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

          A director's attendance at or participation in any Board or Board committee meeting waives any required notice to him or her of the meeting unless he or she, at the beginning of the meeting or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.



                                   ARTICLE IX


                                   Amendments
                                   ----------

     Section 9.01. Power to Amend.

          These by-laws may be amended, repealed, or adopted by the shareholders or the board of directors. Any by-law adopted by the board of directors may be amended or repealed by the board of directors or by shareholders entitled to vote thereon as herein provided; and any by-law adopted by the Incorporators or the shareholders may be amended or repealed by the board of directors, except as limited by statute and except when the shareholders have expressly provided otherwise with respect to any particular by-law or by-laws.



                                   ARTICLE X


                                 Control Shares
                                 --------------

          Chapter 7B of the Michigan Business Corporation Act does not apply to control share acquisitions of shares of the Corporation.